March 30, 2021

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Applied UV, Inc. and Subsidiaries (AUVI)

Commission File Number 001-39480

Dear Sirs:

We have received a copy of, and agree with, the statements being made by Applied UV, Inc. and Subsidiaries in Item 4.02 of its Form 8-K dated March 30, 2021 and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Adeptus Partners, LLC
Adeptus Partners, LLC